UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2025 (February 3, 2025)
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13467 Columbia Shuttle Street
Houston	TX	77059
(Address of principal executive offices)		(Zip code)

(281)	520-3703
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common stock, each at an exercise price of $11.50 per share	LUNRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On February 4, 2025, Intuitive Machines, Inc. (the “Company”) issued to Stephen Altemus, Timothy Crain and Dr. Kamal Ghaffarian an aggregate of 7,500,000 million shares of the Company’s Class C common stock, par value $0.0001 per share (the “Earn-Out Shares”), in connection with the vesting of an equivalent number of unvested earn-out units of Intuitive Machines, LLC as contemplated in Sections 3.01(a)(ii)(x) and 3.01(a)(iii) of the Business Combination Agreement, dated September 16, 2022, by and between Inflection Point Acquisition Corp. and Intuitive Machines, LLC. The issuance and sale of the Earn-Out Shares were made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereunder.

Item 8.01. Other Events.

On February 4, 2025, the Company issued a press release announcing the redemption of all of its outstanding warrants to purchase shares of the Company’s Class A common stock that were issued under the Warrant Agreement, dated September 21, 2021, by and between the Company (f/k/a Inflection Point Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Redemption”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. In connection with the Warrant Redemption, Michael Blitzer has agreed to exercise 1,800,000 warrants, and the Company agreed to purchase 941,080 shares of the Company’s Class A common stock for an aggregate purchase price of $20,700,000 from Mr. Blitzer, which is equal to the exercise price to be paid by Mr. Blitzer in connection with the exercise of his warrants in order to reduce the dilution of the Class A common stock that would result from the exercise of such warrants.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 attached hereto and is incorporated herein by reference. None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
99.1	Press Release issued February 4, 2025
99.2	Notice of Redemption, dated February 4, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025	INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President